Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Monday, March 10, 2014		bob.lougee@usamobility.com

USA Mobility Reports Fourth Quarter and 2013 Operating Results

Wireless Subscriber and Revenue Trends Continue to Improve;
Software Revenue, Bookings and Backlog Remain Strong

Springfield, VA (March 10, 2014) - USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications software solutions, today announced operating results for the fourth quarter and year-ended December 31, 2013.

For the fourth quarter, consolidated revenue was $54.7 million, compared to $51.9 million in the fourth quarter of 2012 and $49.7 million in the third quarter of 2013. Revenue from the Company’s Wireless business was $35.8 million in the fourth quarter, compared to $39.9 million in the fourth quarter of 2012 and $37.1 million in the third quarter of 2013. Revenue from the Software business was $18.9 million in the fourth quarter, compared to $12.0 million in the year-earlier quarter and $12.6 million in the third quarter of 2013.

Fourth quarter EBITDA (earnings before interest, taxes, depreciation, amortization, accretion and impairment) was $16.0 million, or 29.2 percent of revenue, compared to $12.4 million, or 23.9 percent of revenue, in the fourth quarter of 2012 and $13.4 million, or 27.0 percent of revenue, in the third quarter of 2013.

Net income for the fourth quarter of 2013 was $8.0 million, or $0.36 per fully diluted share, compared to $2.0 million, or $0.09 per fully diluted share, in the year-earlier quarter and $5.8 million, or $0.26 per fully diluted share, in the third quarter of 2013.

For the full-year 2013, consolidated revenue was $209.8 million, compared to $219.7 million in 2012. Of the total, Wireless revenue was $149.5 million and Software revenue was $60.3 million, compared to $168.4 million and $51.3 million, respectively, for 2012. Software revenue increased 17.6 percent from 2012.

EBITDA for 2013 was $60.7 million, or 28.9 percent of revenue, compared to $67.3 million, or 30.7 percent of revenue, for 2012.

Net income for 2013 was $27.5 million, or $1.25 per fully diluted share, compared to a net income of $27.0 million, or $1.20 per fully diluted share, for 2012.

Key results and highlights for the fourth quarter and 2013 included:

Wireless

•
The annual rate of revenue erosion again improved to an all-time low of 10.2 percent in the fourth quarter, compared to 10.6 percent in the third quarter and 14.2 percent in the year-earlier quarter. The rate of Wireless revenue erosion in the fourth quarter was 3.3 percent, compared to 1.9 percent in the third quarter and 3.7 percent in the year-earlier quarter. The year-over-year rate of paging revenue erosion improved to a record low 10.7 percent in 2013 from 13.3 percent in 2012.

•
Net unit losses were 32,000 in the fourth quarter, compared to 37,000 in the third quarter of 2013, while the quarterly rate of unit erosion was 2.2 percent in the fourth quarter versus 2.6 percent in the prior quarter. The annual rate of unit erosion remained consistent at 9.2 percent in the fourth quarter when compared to the year-ago quarter. Units in service at December 31, 2013 totaled 1,376,000 compared to 1,515,000 at December 31, 2012.

•
Fourth quarter EBITDA for Wireless was $12.2 million, or 34.0 percent of revenue, compared to $14.0 million, or 35.0 percent of revenue, in the fourth quarter of 2012 and $13.8 million, or 37.3 percent of revenue, in the third quarter of 2013.

•
Total ARPU (average revenue per unit) was $8.15 in the fourth quarter, compared to $8.22 in the third quarter and $8.29 in the fourth quarter of 2012. For the year, ARPU totaled $8.20, compared to $8.37 in 2012.

Software

•
Bookings for the fourth quarter were $16.3 million, compared to $17.3 million in the third quarter and $18.1 million in the year-earlier quarter. For 2013, bookings reached a record high of $63.5 million.

•	Backlog totaled $40.2 million at December 31, 2013, compared to $43.8 million at September 30, 2013, and $40.6 million at year-end 2012.

•
Of the $18.9 million in Software revenue for the fourth quarter, $11.8 million was operations revenue and $7.1 million was maintenance revenue, compared to $5.5 million and $6.5 million, respectively, of the $12.0 million in Software revenue for the fourth quarter of 2012.

•	The renewal rate for maintenance in the fourth quarter was 99.1 percent.
Total Company

•	Consolidated revenue of $209.8 million in 2013 declined 4.5 percent from the prior year compared to 6.0 percent in 2012.

•
Operating expenses (excluding depreciation, amortization, accretion and impairment) totaled $38.7 million in the fourth quarter, with $23.6 million for Wireless and $15.1 million for Software, compared to operating expenses of $39.5 million in the year-earlier quarter, with $26.0 million for Wireless and $13.5 million for Software. For 2013, operating expenses were $149.1 million, including $94.8 million for Wireless and $54.3 million for Software, compared to $152.4 million in 2012, including $103.9 million for Wireless and $48.5 million for Software.

•	Capital expenses were $2.6 million in the fourth quarter, compared to $2.9 million in the year-earlier quarter. For 2013, capital expenses totaled $10.4 million, compared to $10.0 million in 2012.

•	Dividends paid to stockholders totaled $12.3 million in 2013.

•	The Company’s cash balance was $89.1 million at December 31, 2013.

•
The number of full-time equivalent employees at December 31, 2013 totaled 631, including 341 for Wireless and 290 for Software, compared to a total of 665 at year-end 2012, including 378 for Wireless and 287 for Software.

“We were very pleased with our operating performance for the fourth quarter and full-year 2013,” said Vincent D. Kelly, president and chief executive officer. “We again met or exceeded our targets in most key operating categories. Both our Wireless and Software operations achieved excellent results, benefiting in part from growing demand for enterprise-wide solutions that combine both Wireless and Software products and services. Overall, we operated profitably, maintained solid operating margins, reduced expenses, enhanced products and services, and expanded our Software business into new markets. We also generated sufficient cash to again return capital to stockholders in the form of cash dividends.”

During the quarter the Wireless business continued to pursue sales opportunities largely within its core market segments of Healthcare, Government and Large Enterprise. “Healthcare represented 75.2 percent of our direct paging subscriber base at December 31st and 70.1 percent of direct paging revenue in the fourth quarter, compared to 71.5 percent and 66.0 percent, respectively, a year earlier,” Kelly noted, “and it continued to be our best performing market segment with the highest number of gross placements and lowest rate of unit churn. Over time we expect Healthcare accounts to continue to increase as a percentage of our total subscriber base."

Kelly said the Company’s Software business also turned in a strong quarter and excellent performance in 2013. “Software revenues increased 17.6 percent in 2013 from the prior year while bookings and backlog reached record highs during the year. Additionally,” he noted, “fourth quarter revenue increased 57.5 percent from the year-earlier quarter, while bookings remained strong and the backlog totaled $40.2 million at yearend.”

Kelly credited the positive Software results to the Company’s continued investment in sales and marketing resources, additions to the product development pipeline, and expansion into new geographic markets. He added: “During 2013 demand for Software solutions continued to be strongest in North American hospitals where we sold solutions for call center management, clinical alerting middleware, secure texting, mobile communication solutions, and emergency notification. In addition, we again expanded our sales focus internationally, specifically in the Asia-Pacific and EMEA countries (Europe, Middle East and Africa). We also experienced growing demand among public safety organizations with a number of military and municipal 911 emergency response centers choosing our Software dispatch solution. As a result, we ended the year with a solid pipeline of new business opportunities and believe our Software business is well-positioned for further growth in 2014.”

The Company also completed the integration of its two operating subsidiaries. “As of January 1, 2014, USA Mobility Wireless and Amcom Software began operating as one unified company,” Kelly said. “Although we’ve been gradually integrating various functions within the two companies over the past year, we believe this final integration of sales, marketing and operations not only creates significant efficiencies but allows us to better serve all our customers, many of whom are increasingly asking us to be their one source provider of their unified communications needs.”

Kelly said the consolidation also resulted in several key management changes. Among them, Colin Balmforth, previously president of Amcom, was named president of the newly combined operating company, USA Mobility Wireless, Inc., while Jim Boso, former president of the Wireless subsidiary, moved to the role of consultant and will focus on global sales and related corporate development activities. Kelly added: “We believe this integration is another important step as USA Mobility continues its transition to a unified communications company.”

Kelly also noted that USA Mobility returned capital to stockholders during 2013 in the form of quarterly cash dividends totaling $12.3 million, or $0.50 per share. “Over the past nine years,” he said, “we have now returned $417.6 million to our stockholders in the form of cash distributions.”

Shawn E. Endsley, chief financial officer, said excellent performances by both the Wireless and Software businesses in 2013 helped strengthen the Company’s balance sheet at yearend. “Improved rates of revenue erosion and subscriber churn plus a stable ARPU helped drive strong EBITDA in our Wireless business,” he noted, “while year-over-year Software bookings and backlog continued to improve. In addition, we continued to reduce operating expenses in our Wireless business while investing in our Software business. Consolidated operating expenses (excluding depreciation, amortization, accretion and impairment) for Wireless declined 8.8 percent to $94.8 million in 2013 from $103.9 million in 2012. The net result was a consolidated cash balance of $89.1 million at December 31st. Moreover,” Endsley added, “we continued to operate as a debt-free company in 2013 and currently have approximately $40 million in available borrowing capacity through our credit facility.”

Endsley also noted that the process of remediating the previously identified material weakness in the design of internal control over financial reporting relating to software revenue recognition processes was completed in the fourth quarter.

Commenting on the Company’s previously provided financial guidance, Endsley said: “We are pleased that 2013 results were consistent with our guidance. For the year, total reported revenue of $209.8 million was within our guidance range of $195 million to $213 million, operating expenses (excluding depreciation, amortization and accretion) of $149.1 million were slightly better than our guidance range of $150 million to $152 million, and capital expenses of $10.4 million were slightly above our guidance range of $8.1 million to $9.7 million.” Regarding financial guidance for 2014, Endsley said the Company expects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation, amortization and accretion) to range from $147 million to $156 million, and capital expenses to range from $7 million to $9 million.
.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its fourth quarter and 2013 operating results at 9:00 a.m. Eastern Time on Tuesday, March 11, 2014. Dial-in numbers for the call are 719-325-2469 or 888-437-9445. The pass code for the call is 2669919. A replay of the call will be available from 1:00 p.m. ET on March 11 until 1:00 p.m. on Tuesday, March 25. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 2669919.
* * * * * * * * *

About USA Mobility
USAMobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of integrated wireless and software communications solutions. As a single-source provider, the Company operates the largest one-way paging and advanced two-way paging networks in the United States, providing wireless connectivity solutions to the healthcare, government, large enterprise and emergency response sectors. It also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. In addition, USA Mobility provides mission critical unified communications solutions software nationally and internationally to healthcare, hospitality, education, business and government organizations, connecting people to each other and the data they need. Software solutions include critical smartphone communications, contact center optimization, emergency management and clinical workflow improvement. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended December 31,
	2013			2012
	Wireless	Software	Total	Wireless	Software	Total
Revenue:
Paging service	$34,015	$—	$34,015	$38,081	$—	$38,081
Cellular	129	—	129	275	—	275
Software revenue and other (b)	1,521	18,854	20,375	1,414	11,967	13,381
Other	166	—	166	147	—	147
Total revenue	35,831	18,854	54,685	39,917	11,967	51,884
Operating expenses:
Cost of revenue (b)	166	5,933	6,099	177	5,532	5,709
Service, rental and maintenance (b)	9,796	2,437	12,233	11,052	2,447	13,499
Selling and marketing	2,183	5,103	7,286	2,727	3,303	6,030
General and administrative	10,528	1,563	12,091	10,820	1,731	12,551
Severance and restructuring	967	14	981	1,188	524	1,712
Depreciation, amortization and accretion	2,321	1,359	3,680	2,554	1,833	4,387
Impairment	—	—	—	—	3,382	3,382
Total operating expenses	25,961	16,409	42,370	28,518	18,752	47,270
% of total revenue	72.5%	87.0%	77.5%	71.4%	156.7%	91.1%
Operating income (loss)	9,870	2,445	12,315	11,399	(6,785)	4,614
% of total revenue	27.5%	13.0%	22.5%	28.6%	(56.7)%	8.9%
Interest expense, net	(63)	(1)	(64)	(61)	(1)	(62)
Other income (expense), net	105	(90)	15	164	125	289
Income (loss) before income tax (expense) benefit	9,912	2,354	12,266	11,502	(6,661)	4,841
Income tax (expense) benefit	(4,503)	252	(4,251)	(4,972)	2,158	(2,814)
Net income (loss)	$5,409	$2,606	$8,015	$6,530	$(4,503)	$2,027
Basic net income per common share			$0.37			$0.09
Diluted net income per common share			$0.36			$0.09
Basic weighted average common shares outstanding			21,633,706			21,492,792
Diluted weighted average common shares outstanding			21,969,756			21,991,673
Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$9,870	$2,445	$12,315	$11,399	$(6,785)	$4,614
Add back: depreciation, amortization, accretion and impairment	2,321	1,359	3,680	2,554	5,215	7,769
EBITDA	$12,191	$3,804	$15,995	$13,953	$(1,570)	$12,383
% of total revenue	34.0%	20.2%	29.2%	35.0%	(13.1)%	23.9%
Key statistics:
Units in service	1,376	—	1,376	1,515	—	1,515
Average revenue per unit (ARPU)	$8.15	$—	$8.15	$8.29	$—	$8.29
Bookings	$—	$16,271	$16,271	$—	$18,129	$18,129
Backlog	$—	$40,211	$40,211	$—	$40,626	$40,626

(a)	Slight variations in totals are due to rounding.

(b)	Wireless results reflect eliminations for intercompany revenue and expenses.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(In thousands except share, per share amounts and ARPU)

	For the twelve months ended December 31,
	2013			2012
	Wireless	Software	Total	Wireless	Software	Total
Revenue:
Paging service	$142,271	$—	$142,271	$159,739	$—	$159,739
Cellular	722	—	722	1,152	—	1,152
Software revenue and other (b)	5,820	60,304	66,124	6,515	51,291	57,806
Other	635	—	635	999	—	999
Total revenue	149,448	60,304	209,752	168,405	51,291	219,696
Operating expenses:
Cost of revenue (b)	493	21,633	22,126	693	20,153	20,846
Service, rental and maintenance (b)	41,470	9,169	50,639	45,789	9,636	55,425
Selling and marketing	9,572	16,512	26,084	11,521	12,124	23,645
General and administrative	42,281	6,978	49,259	44,689	5,991	50,680
Severance and restructuring	969	14	983	1,197	561	1,758
Depreciation, amortization and accretion	9,534	5,633	15,167	11,167	7,065	18,232
Impairment	—	—	—	—	3,382	3,382
Total operating expenses	104,319	59,939	164,258	115,056	58,912	173,968
% of total revenue	69.8%	99.4%	78.3%	68.3%	114.9%	79.2%
Operating income (loss)	45,129	365	45,494	53,349	(7,621)	45,728
% of total revenue	30.2%	0.6%	21.7%	31.7%	(14.9)%	20.8%
Interest expense, net	(255)	(5)	(260)	(379)	(1)	(380)
Other income (expense), net	201	(96)	105	625	90	715
Income (loss) before income tax (expense) benefit	45,075	264	45,339	53,595	(7,532)	46,063
Income tax (expense) benefit	(18,809)	1,000	(17,809)	(21,555)	2,476	(19,079)
Net income (loss)	$26,266	$1,264	$27,530	$32,040	$(5,056)	$26,984
Basic net income per common share			$1.27			$1.23
Diluted net income per common share			$1.25			$1.20
Basic weighted average common shares outstanding			21,648,654			21,924,748
Diluted weighted average common shares outstanding			22,010,523			22,397,587
Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$45,129	$365	$45,494	$53,349	$(7,621)	$45,728
Add back: depreciation, amortization, accretion and impairment	9,534	5,633	15,167	11,167	10,447	21,614
EBITDA	$54,663	$5,998	$60,661	$64,516	$2,826	$67,342
% of total revenue	36.6%	9.9%	28.9%	38.3%	5.5%	30.7%
Key statistics:
Units in service	1,376	—	1,376	1,515	—	1,515
Average revenue per unit (ARPU)	$8.20	$—	$8.20	$8.37	$—	$8.37
Bookings	$—	$63,452	$63,452	$—	$61,301	$61,301
Backlog	$—	$40,211	$40,211	$—	$40,626	$40,626

(a)	Slight variations in totals are due to rounding.

(b)	Wireless results reflect eliminations for intercompany revenue and expenses.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	12/31/2013	12/31/2012

Assets
Current assets:
Cash and cash equivalents	$89,075	$61,046
Accounts receivable, net	18,084	21,580
Prepaid expenses and other	7,399	5,836
Inventory	2,221	3,257
Escrow receivables	—	275
Deferred income tax assets, net	3,389	3,915
Total current assets	120,168	95,909
Property and equipment, net	21,122	20,809
Goodwill	133,031	133,031
Other intangible assets, net	25,368	30,333
Deferred income tax assets, net	25,494	41,239
Other assets	1,715	1,306
Total assets	$326,898	$322,627
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$9,885	$12,659
Accrued compensation and benefits	13,919	17,806
Consideration payable	—	275
Deferred revenue	23,023	29,986
Total current liabilities	46,827	60,726
Deferred revenue	862	693
Other long-term liabilities	9,259	9,789
Total liabilities	56,948	71,208
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	127,264	125,212
Retained earnings	142,684	126,205
Total stockholders' equity	269,950	251,419
Total liabilities and stockholders' equity	$326,898	$322,627

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(In thousands)

	For the twelve months ended
	12/31/2013	12/31/2012
Cash flows from operating activities:
Net income	$27,530	$26,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	15,167	18,232
Impairment	—	3,382
Amortization of deferred financing costs	258	259
Deferred income tax expense	16,276	18,040
Amortization of stock based compensation	3,045	1,224
Provisions for doubtful accounts, service credits and other	1,955	1,962
Adjustments of non-cash transaction taxes	(474)	(480)
Loss/(Gain) on disposals of property and equipment	21	(160)
Changes in assets and liabilities:
Accounts receivable	1,542	(3,008)
Prepaid expenses and other assets	(1,215)	(318)
Accounts payable, accrued liabilities and accrued compensation and benefits	(6,855)	2,375
Deferred revenue	(6,794)	4,385
Net cash provided by operating activities	50,456	72,877
Cash flows from investing activities:
Purchases of property and equipment	(10,408)	(9,989)
Proceeds from disposals of property and equipment	293	330
Acquisitions, net of cash acquired	—	(3,000)
Net cash used in investing activities	(10,115)	(12,659)
Cash flows from financing activities:
Repayment of debt	—	(28,250)
Cash dividends to stockholders	(12,312)	(16,512)
Purchase of common stock	—	(8,065)
Net cash used in financing activities	(12,312)	(52,827)
Net increase in cash and cash equivalents	28,029	7,391
Cash and cash equivalents, beginning of period	61,046	53,655
Cash and cash equivalents, end of period	$89,075	$61,046
Supplemental disclosure:
Interest paid	$10	$288
Income taxes paid	$1,474	$1,606

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Revenues:
Paging service	$34,015	$35,141	$36,064	$37,051	$38,081	$39,235	$40,548	$41,875
Cellular	129	235	163	195	275	314	286	277
Software revenue and other	20,375	14,128	15,898	15,723	13,381	15,321	14,847	14,257
Other	166	165	143	161	147	246	280	326
Total revenues	54,685	49,669	52,268	53,130	51,884	55,116	55,961	56,735
Operating expenses:
Cost of revenue	6,099	5,359	5,485	5,183	5,709	5,105	5,216	4,816
Service, rental and maintenance	12,233	12,552	12,822	13,032	13,499	13,731	13,892	14,303
Selling and marketing	7,286	6,235	6,347	6,216	6,030	6,043	5,919	5,653
General and administrative	12,091	12,131	11,885	13,152	12,551	12,466	12,494	13,169
Severance and restructuring	981	—	2	—	1,712	—	24	22
Depreciation, amortization and accretion	3,680	3,858	3,822	3,807	4,387	4,724	4,606	4,515
Impairment	—	—	—	—	3,382	—	—	—
Total operating expenses	42,370	40,135	40,363	41,390	47,270	42,069	42,151	42,478
% of total revenues	77.5%	80.8%	77.2%	77.9%	91.1%	76.3%	75.3%	74.9%
Operating income	12,315	9,534	11,905	11,740	4,614	13,047	13,810	14,257
% of total revenues	22.5%	19.2%	22.8%	22.1%	8.9%	23.7%	24.7%	25.1%
Interest expense, net	(64)	(68)	(64)	(64)	(62)	(64)	(66)	(188)
Other income (expense), net	15	84	(75)	81	289	52	436	(62)
Income before income tax expense	12,266	9,550	11,766	11,757	4,841	13,035	14,180	14,007
Income tax expense	(4,251)	(3,788)	(4,938)	(4,832)	(2,814)	(4,987)	(5,733)	(5,545)
Net income	$8,015	$5,762	$6,828	$6,925	$2,027	$8,048	$8,447	$8,462
Basic net income per common share	$0.37	$0.27	$0.32	$0.32	$0.09	$0.37	$0.38	$0.38
Diluted net income per common share	$0.36	$0.26	$0.31	$0.32	$0.09	$0.36	$0.37	$0.37
Basic weighted average common shares outstanding	21,633,706	21,629,289	21,644,281	21,688,153	21,492,792	21,973,473	22,130,397	22,106,543
Diluted weighted average common shares outstanding	21,969,756	21,919,238	21,827,149	21,904,862	21,991,673	22,399,934	22,613,517	22,589,483
Reconciliation of operating income to EBITDA (b):
Operating income	$12,315	$9,534	$11,905	$11,740	$4,614	$13,047	$13,810	$14,257
Add back: depreciation, amortization, accretion and impairment	3,680	3,858	3,822	3,807	7,769	4,724	4,606	4,515
EBITDA	$15,995	$13,392	$15,727	$15,547	$12,383	$17,771	$18,416	$18,772
% of total revenues	29.2%	27.0%	30.1%	29.3%	23.9%	32.2%	32.9%	33.1%
Key statistics:
Units in service	1,376	1,408	1,445	1,480	1,515	1,546	1,583	1,617
Average revenue per unit (ARPU)	$8.15	$8.22	$8.22	$8.25	$8.29	$8.36	$8.45	$8.50
Bookings	$16,271	$17,302	$15,626	$14,253	$18,129	$15,670	$15,085	$12,417
Backlog	$40,211	$43,831	$39,576	$40,183	$40,626	$36,155	$34,391	$32,688

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Cost of revenue
Payroll and related	$2,874	$2,898	$2,917	$2,838	$2,634	$2,427	$2,324	$2,368
Cost of sales	2,726	1,992	2,133	1,890	2,500	2,195	2,434	2,037
Other	499	469	435	455	575	483	458	411
Total cost of revenue	6,099	5,359	5,485	5,183	5,709	5,105	5,216	4,816
Service, rental and maintenance
Site rent	3,972	4,142	4,237	4,235	4,326	4,326	4,421	4,791
Telecommunications	1,751	1,832	1,885	1,889	2,053	2,257	2,346	2,312
Payroll and related	4,743	5,053	5,074	5,203	5,432	5,309	5,360	5,529
Stock based compensation	—	34	10	10	7	6	6	6
Other	1,767	1,491	1,616	1,695	1,681	1,833	1,759	1,665
Total service, rental and maintenance	12,233	12,552	12,822	13,032	13,499	13,731	13,892	14,303
Selling and marketing
Payroll and related	3,498	3,702	3,672	3,594	3,519	3,504	3,544	3,559
Commissions	2,162	1,310	1,519	1,387	1,197	1,335	1,343	1,253
Stock based compensation	18	18	17	17	19	19	18	16
Other	1,608	1,205	1,139	1,218	1,295	1,185	1,014	825
Total selling and marketing	7,286	6,235	6,347	6,216	6,030	6,043	5,919	5,653
General and administrative
Payroll and related	5,305	5,281	5,662	6,026	6,423	5,851	5,972	6,490
Stock based compensation	827	894	601	599	296	435	(19)	415
Bad debt	262	274	265	275	300	275	270	234
Facility rent	719	883	839	844	889	903	868	806
Telecommunications	420	388	343	375	379	390	443	412
Outside services	2,285	2,409	2,111	3,077	2,377	2,353	2,458	2,447
Taxes, licenses and permits	1,358	1,106	1,166	1,233	1,312	1,249	1,426	1,501
Other	915	896	898	723	575	1,010	1,076	864
Total general and administrative	12,091	12,131	11,885	13,152	12,551	12,466	12,494	13,169
Severance and restructuring	981	—	2	—	1,712	—	24	22
Depreciation, amortization and accretion	3,680	3,858	3,822	3,807	4,387	4,724	4,606	4,515
Impairment	—	—	—	—	3,382	—	—	—
Operating expenses	$42,370	$40,135	$40,363	$41,390	$47,270	$42,069	$42,151	$42,478
Capital expenditures	$2,636	$2,504	$2,927	$2,341	$2,854	$2,696	$2,888	$1,551

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Units in service
Beginning units in service
Direct one-way	1,275	1,307	1,324	1,346	1,366	1,395	1,423	1,465
Direct two-way	70	73	73	75	79	82	85	90
Total direct	1,345	1,380	1,397	1,421	1,445	1,477	1,508	1,555
Indirect one-way	35	36	38	48	55	58	60	63
Indirect two-way	28	29	45	46	46	48	49	50
Total indirect	63	65	83	94	101	106	109	113
Total beginning units in service	1,408	1,445	1,480	1,515	1,546	1,583	1,617	1,668
Gross placements
Direct one-way	32	40	49	39	46	45	49	41
Direct two-way	3	3	5	3	2	3	4	3
Total direct	35	43	54	42	48	48	53	44
Indirect one-way	1	1	1	1	2	1	2	1
Indirect two-way	—	—	—	—	—	—	—	—
Total indirect	1	1	1	1	2	1	2	1
Total gross placements	36	44	55	43	50	49	55	45
Gross disconnects
Direct one-way	(61)	(72)	(66)	(61)	(66)	(74)	(77)	(83)
Direct two-way	(4)	(6)	(5)	(5)	(6)	(6)	(7)	(8)
Total direct	(65)	(78)	(71)	(66)	(72)	(80)	(84)	(91)
Indirect one-way	(2)	(2)	(3)	(11)	(9)	(4)	(4)	(4)
Indirect two-way	(1)	(1)	(16)	(1)	—	(2)	(1)	(1)
Total indirect	(3)	(3)	(19)	(12)	(9)	(6)	(5)	(5)
Total gross disconnects	(68)	(81)	(90)	(78)	(81)	(86)	(89)	(96)
Net loss
Direct one-way	(29)	(32)	(17)	(22)	(20)	(29)	(28)	(42)
Direct two-way	(1)	(3)	—	(2)	(4)	(3)	(3)	(5)
Total direct	(30)	(35)	(17)	(24)	(24)	(32)	(31)	(47)
Indirect one-way	(1)	(1)	(2)	(10)	(7)	(3)	(2)	(3)
Indirect two-way	(1)	(1)	(16)	(1)	—	(2)	(1)	(1)
Total indirect	(2)	(2)	(18)	(11)	(7)	(5)	(3)	(4)
Total net change	(32)	(37)	(35)	(35)	(31)	(37)	(34)	(51)
Ending units in service
Direct one-way	1,246	1,275	1,307	1,324	1,346	1,366	1,395	1,423
Direct two-way	69	70	73	73	75	79	82	85
Total direct	1,315	1,345	1,380	1,397	1,421	1,445	1,477	1,508
Indirect one-way	34	35	36	38	48	55	58	60
Indirect two-way	27	28	29	45	46	46	48	49
Total indirect	61	63	65	83	94	101	106	109
Total ending units in service	1,376	1,408	1,445	1,480	1,515	1,546	1,583	1,617

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
ARPU
Direct one-way	$7.60	$7.64	$7.67	$7.73	$7.78	$7.84	$7.89	$7.91
Direct two-way	19.43	19.93	19.95	20.41	20.52	20.55	20.88	21.08
Total direct	8.23	8.29	8.33	8.40	8.47	8.54	8.62	8.67
Indirect one-way	8.68	8.90	8.97	8.22	7.51	7.25	7.48	7.61
Indirect two-way	3.97	3.97	3.89	3.76	3.87	4.08	4.19	4.33
Total indirect	6.47	6.57	6.31	5.85	5.74	5.77	5.97	6.14
Total one-way	7.63	7.68	7.71	7.74	7.77	7.82	7.88	7.90
Total two-way	14.90	15.20	14.40	13.96	14.16	14.36	14.69	15.00
Total paging ARPU	$8.15	$8.22	$8.22	$8.25	$8.29	$8.36	$8.45	$8.50
Gross disconnect rate (b)
Direct one-way	(4.7)%	(5.6)%	(5.0)%	(4.6)%	(4.8)%	(5.3)%	(5.4)%	(5.7)%
Direct two-way	(6.4)%	(7.9)%	(6.7)%	(6.6)%	(7.8)%	(7.7)%	(8.5)%	(8.3)%
Total direct	(4.8)%	(5.7)%	(5.1)%	(4.7)%	(5.0)%	(5.5)%	(5.6)%	(5.8)%
Indirect one-way	(6.1)%	(6.3)%	(7.4)%	(23.6)%	(16.1)%	(7.6)%	(6.6)%	(7.0)%
Indirect two-way	(5.7)%	(4.8)%	(34.0)%	(1.6)%	(1.6)%	(3.1)%	(1.8)%	(1.7)%
Total indirect	(5.9)%	(5.6)%	(22.3)%	(12.5)%	(9.3)%	(5.5)%	(4.4)%	(4.7)%
Total one-way	(4.8)%	(5.6)%	(5.1)%	(5.2)%	(5.3)%	(5.4)%	(5.4)%	(5.8)%
Total two-way	(6.2)%	(7.0)%	(17.3)%	(4.7)%	(5.4)%	(6.0)%	(6.0)%	(5.9)%
Total paging gross disconnect rate	(4.9)%	(5.7)%	(6.1)%	(5.2)%	(5.3)%	(5.5)%	(5.5)%	(5.8)%
Net loss rate (c)
Direct one-way	(2.1)%	(2.5)%	(1.3)%	(1.7)%	(1.5)%	(2.1)%	(1.9)%	(2.9)%
Direct two-way	(2.2)%	(3.6)%	(0.4)%	(1.9)%	(4.9)%	(4.0)%	(3.9)%	(4.9)%
Total direct	(2.1)%	(2.5)%	(1.3)%	(1.7)%	(1.7)%	(2.2)%	(2.0)%	(3.0)%
Indirect one-way	(3.9)%	(3.3)%	(4.7)%	(21.8)%	(13.2)%	(5.6)%	(4.9)%	(5.4)%
Indirect two-way	(4.9)%	(4.1)%	(33.7)%	(1.3)%	(1.3)%	(2.5)%	(1.2)%	(0.9)%
Total indirect	(4.4)%	(3.6)%	(21.0)%	(11.5)%	(7.6)%	(4.2)%	(3.2)%	(3.4)%
Total one-way	(2.2)%	(2.5)%	(1.4)%	(2.4)%	(1.9)%	(2.2)%	(2.0)%	(3.0)%
Total two-way	(3.0)%	(3.8)%	(13.3)%	(1.6)%	(3.5)%	(3.5)%	(2.9)%	(3.5)%
Total paging net loss rate	(2.2)%	(2.6)%	(2.4)%	(2.3)%	(2.0)%	(2.3)%	(2.1)%	(3.0)%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Gross placement rate (b)
Healthcare	2.9%	3.3%	4.5%	3.4%	3.9%	3.7%	4.3%	3.3%
Government	1.5%	1.7%	2.3%	1.6%	1.5%	2.5%	1.8%	1.3%
Large enterprise	3.0%	4.3%	2.4%	2.1%	2.3%	2.0%	1.9%	2.4%
Other	1.7%	2.0%	1.5%	1.8%	1.9%	2.1%	2.0%	2.2%
Total direct	2.7%	3.1%	3.8%	3.0%	3.3%	3.2%	3.5%	2.8%
Total indirect	1.5%	1.9%	1.4%	1.0%	1.7%	1.3%	1.2%	1.3%
Total	2.7%	3.1%	3.7%	2.9%	3.2%	3.1%	3.4%	2.7%
Gross disconnect rate (b)
Healthcare	(4.5)%	(5.2)%	(4.4)%	(3.9)%	(4.4)%	(4.5)%	(4.5)%	(4.7)%
Government	(4.7)%	(7.9)%	(7.1)%	(5.9)%	(6.7)%	(6.8)%	(7.0)%	(7.7)%
Large enterprise	(6.4)%	(6.0)%	(6.7)%	(7.0)%	(5.7)%	(7.3)%	(8.0)%	(7.7)%
Other	(6.5)%	(6.5)%	(7.4)%	(7.3)%	(7.0)%	(8.1)%	(8.7)%	(9.2)%
Total direct	(4.8)%	(5.7)%	(5.1)%	(4.7)%	(5.0)%	(5.5)%	(5.6)%	(5.8)%
Total indirect	(5.9)%	(5.6)%	(22.3)%	(12.5)%	(9.3)%	(5.5)%	(4.4)%	(4.7)%
Total	(4.9)%	(5.7)%	(6.1)%	(5.2)%	(5.3)%	(5.5)%	(5.5)%	(5.8)%
Net loss rate (b)
Healthcare	(1.5)%	(1.9)%	—%	(0.5)%	(0.4)%	(0.9)%	(0.2)%	(1.4)%
Government	(3.2)%	(6.3)%	(4.6)%	(4.3)%	(5.2)%	(4.3)%	(5.2)%	(6.4)%
Large enterprise	(3.3)%	(1.6)%	(4.2)%	(4.9)%	(3.4)%	(5.3)%	(6.1)%	(5.3)%
Other	(4.8)%	(4.5)%	(5.9)%	(5.5)%	(5.1)%	(5.9)%	(6.8)%	(7.1)%
Total direct	(2.1)%	(2.5)%	(1.3)%	(1.7)%	(1.7)%	(2.2)%	(2.0)%	(3.0)%
Total indirect	(4.4)%	(3.6)%	(21.0)%	(11.5)%	(7.6)%	(4.2)%	(3.2)%	(3.4)%
Total	(2.2)%	(2.6)%	(2.4)%	(2.3)%	(2.0)%	(2.3)%	(2.1)%	(3.0)%
End of period units in service % of total (b)
Healthcare	71.9%	71.4%	70.9%	68.4%	67.1%	65.9%	64.9%	63.6%
Government	8.6%	8.8%	9.1%	10.1%	10.3%	10.8%	11.1%	11.5%
Large enterprise	8.1%	8.2%	8.1%	8.3%	8.5%	8.6%	8.9%	9.3%
Other	7.0%	7.1%	7.3%	7.6%	7.9%	8.1%	8.4%	8.8%
Total direct	95.6%	95.5%	95.4%	94.4%	93.8%	93.4%	93.3%	93.2%
Total indirect	4.4%	4.5%	4.6%	5.6%	6.2%	6.6%	6.7%	6.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)
Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC. (WIRELESS)
SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Account size ending units in service (000's)
1 to 3 units	43	45	47	49	52	55	58	61
4 to 10 units	25	26	28	29	31	33	35	37
11 to 50 units	61	64	67	71	75	78	82	86
51 to 100 units	42	43	45	47	49	50	52	54
101 to 1,000 units	287	293	305	321	334	343	356	373
>1,000 units	857	874	888	880	880	886	894	897
Total	1,315	1,345	1,380	1,397	1,421	1,445	1,477	1,508
End of period units in service % of total direct
1 to 3 units	3.2%	3.3%	3.4%	3.5%	3.6%	3.8%	3.9%	4.1%
4 to 10 units	1.9%	2.0%	2.0%	2.1%	2.2%	2.3%	2.3%	2.3%
11 to 50 units	4.6%	4.8%	4.8%	5.1%	5.3%	5.4%	5.6%	5.7%
51 to 100 units	3.2%	3.2%	3.2%	3.4%	3.5%	3.5%	3.5%	3.6%
101 to 1,000 units	21.9%	21.8%	22.1%	23.0%	23.5%	23.7%	24.1%	24.8%
>1,000 units	65.2%	64.9%	64.5%	62.9%	61.9%	61.3%	60.6%	59.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(4.4)%	(4.6)%	(5.1)%	(4.8)%	(5.5)%	(5.3)%	(5.7)%	(6.2)%
4 to 10 units	(3.8)%	(5.3)%	(5.3)%	(6.0)%	(5.5)%	(4.8)%	(6.2)%	(6.2)%
11 to 50 units	(4.4)%	(3.9)%	(6.4)%	(4.8)%	(4.6)%	(4.8)%	(4.1)%	(7.1)%
51 to 100 units	(3.5)%	(2.8)%	(5.3)%	(4.0)%	(2.6)%	(3.9)%	(2.4)%	(3.9)%
101 to 1,000 units	(1.7)%	(4.0)%	(5.0)%	(3.9)%	(2.6)%	(3.8)%	(4.7)%	(1.7)%
>1,000 units	(1.8)%	(1.7)%	1.1%	(0.2)%	(0.6)%	(1.0)%	(0.3)%	(2.7)%
Total	(2.1)%	(2.5)%	(1.3)%	(1.7)%	(1.7)%	(2.2)%	(2.0)%	(3.0)%
Account size ARPU
1 to 3 units	$14.98	$15.13	$15.12	$15.22	$15.29	$15.43	$15.49	$15.49
4 to 10 units	14.29	14.38	14.29	14.33	14.39	14.42	14.40	14.45
11 to 50 units	11.96	12.06	11.96	12.06	12.04	12.11	12.24	12.15
51 to 100 units	10.34	10.66	10.42	10.47	10.47	10.48	10.35	10.52
101 to 1,000 units	8.89	8.85	8.84	8.84	8.94	8.97	9.01	9.04
>1,000 units	7.11	7.17	7.19	7.23	7.24	7.28	7.34	7.35
Total	$8.23	$8.29	$8.33	$8.40	$8.47	$8.54	$8.62	$8.67
Cellular:
Number of activations	690	970	799	925	1,041	948	1,052	1,070
Revenue from cellular services (000's)	$129	$235	$163	$195	$275	$314	$286	$277

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
2014 FINANCIAL GUIDANCE

		(In millions)

		Guidance Range
		From	To
Revenues
	Wireless	$125	$135
	Software	58	66
		$183	$201

Operating Expenses (a)		$156	$147

Capital Expenses		$9	$7

(a) Operating expenses exclude depreciation, amortization and accretion.